Exhibit 10.34

FORM OF
SUBSCRIPTION AND DISTRIBUTION AGREEMENT

THIS SUBSCRIPTION AND DISTRIBUTION AGREEMENT (this “Agreement”) by and between Repay Holdings Corporation, a Delaware corporation (the “Surviving Pubco”), and Hawk Parent Holdings LLC, a Delaware limited liability company (the “Surviving Company”) is made as of [●], 2019.

WHEREAS, the Surviving Pubco is party to that certain Merger Agreement (the “Merger Agreement”), dated as of January 21, 2019, by and among the Surviving Pubco, TB Acquisition Merger Sub LLC (the “Merger Sub”) and the Surviving Company, pursuant to which, among other things, Merger Sub shall merge (the “Merger”) with and into the Surviving Company, with the Surviving Company as the surviving company; and

WHEREAS, the parties to the Merger Agreement desire for each holder of Class A Units (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Surviving Company, dated on or about the date hereof, by and among the Surviving Pubco, as managing member, and the other members party thereto) of the Surviving Company, other than the Surviving Pubco, to hold shares of Class V common stock of the Surviving Pubco, par value $0.0001 per share (the “Class V Common Stock”), entitling such holders to the rights, preferences and obligations, if any, set forth in the certificate of incorporation and bylaws of the Surviving Pubco and applicable law.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein the parties hereto agree as follows:

1.	Issuance and Distribution of Class V Common Stock.

1.1 Purchase of the Class V Common Stock. With effect immediately after the consummation of the Merger, the Surviving Pubco hereby issues and sells to the Surviving Company, and the Surviving Company hereby subscribes for and purchases, one hundred (100) shares of Class V Common Stock in exchange for the payment by the Surviving Company to the Surviving Pubco of $1.00.

1.2 Distribution of the Class V Common Stock. With effect immediately following the transaction set forth in Section 1.1 above, the Surviving Company hereby absolutely and irrevocably distributes, assigns and transfers one share of Class V Common Stock to each holder of Class A Units other than the Surviving Pubco, as set forth on Schedule I hereto (such holders to whom a share of Class V Common Stock has been so distributed, assigned and transferred, the “Class V Stockholders”). The Surviving Pubco hereby agrees to update its stock ledger to reflect the transactions set forth in this Section 1.

2.	Miscellaneous.

2.1 Cooperation. Each of the Surviving Company and the Surviving Pubco agrees to update their books and records to reflect, and to take such further action as may be reasonably necessary to consummate, the transactions contemplated by this Agreement.

2.2 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party and any assignment, delegation or transfer in derogation of this provision shall be null and void.

2.3 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

2.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflicts of law provisions thereof. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any claim of improper venue and any claim that such courts are an inconvenient forum. Nothing herein will be deemed to affect the right of any party to serve process in any manner permitted by law.

2.5 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST EACH PARTY IN RESPECT OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

2.6 Integration. This Agreement contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

2.7 Interpretation. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

2.8 Survival. The representations and warranties contained herein will survive the transactions contemplated by this Agreement.

2.9 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

2.10 Rights Cumulative; Waiver. The rights and remedies of the parties under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date written below.

REPAY HOLDINGS CORPORATION

By:
Name:
Title:

HAWK PARENT HOLDINGS LLC

By: Repay Holdings Corporation, as managing member

By:
Name:
Title:

Schedule I

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